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Exhibit 99(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the use in this Pre-Effective Amendment No.2 to Registration Statement No. 333-168280 on Form N-2 of our reports dated February 25, 2011, relating to the combined financial statements of New Mountain Guardian (Leveraged), L.L.C. and New Mountain Guardian Partners, L.P. and the combined financial statements of New Mountain Guardian SPV Funding, L.L.C. and New Mountain Guardian Partners SPV Funding, L.L.C. appearing in the Prospectus, which is part of such Registration Statement, and to our report dated February 25, 2011, relating to the information as of December 31, 2010 and 2009 included in the "Senior Securities" table, appearing elsewhere in this Registration Statement.

          We also consent to the reference to us under the headings "Senior Securities" and "Independent Registered Public Accounting Firm" in such Prospectus.

/s/ Deloitte and Touche LLP

New York, New York
February 25, 2011

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  Exhibit 99(n)(2)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM